SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CenterState Banks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Set forth the amount on which the filing fee is calculated and state how it was determined:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CENTERSTATE BANKS, INC.

November 20, 2009

Dear Shareholder:

It is a pleasure to invite you to attend a Special Meeting of Shareholders of CenterState Banks, Inc. The meeting will be held at the corporate offices of the Company at 42745 U.S. Highway 27, Third Floor, Davenport, Florida 33837, on Tuesday, December 15, 2009, at 9:00 a.m. local time.

At the meeting, you will be asked to consider and vote upon an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 shares. The principal purposes of increasing the authorized shares of common stock are to ensure that we have sufficient authorized shares available so that the Company may be able to continue to pursue capital alternatives available from time to time and provide additional authorized shares for future purposes. You will also be asked to consider and vote upon a proposal to adjourn the meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the meeting to approve the amendment. In addition, shareholders will consider and vote upon such other or further business as may properly come before the Special Meeting and any adjournment or postponement thereof. We are not aware of any other business to come before the Special Meeting.

Your vote is important regardless of how many shares of stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each. Regardless of whether you plan to attend, please follow the instructions on the enclosed proxy card and vote your shares by dating, signing and returning the enclosed proxy card(s) as soon as possible. Each card represents a separate number of votes. Postage paid envelopes are provided for your convenience. This will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend.

We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call us.

Sincerely,

/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman, President and Chief Executive Officer

CENTERSTATE BANKS, INC.

42745 U.S. Highway 27

Davenport, Florida 33837

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 15, 2009

Notice is hereby given that a Special Meeting of Shareholders (the “Special Meeting”) of CenterState Banks, Inc. (the “Company”) will be held at the corporate offices of the Company at 42745 U.S. Highway 27, Third Floor, Davenport, Florida 33837, on Tuesday, December 15, 2009, at 9:00 a.m. for the purpose of acting upon the following matters:

1.	To approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 shares.

2.	To grant the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal 1.

3.	To consider such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors has set November 6, 2009, as the record date for the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting.

Important Notice regarding the availability of Proxy materials for the Shareholders’ meeting to be held on December 15, 2009.

A copy of this Proxy Statement and the Company’s most recent Annual Report are also available to shareholders via the Internet at http://www.centerstatebankproxy.com.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING PROPOSALS.

YOUR VOTE IS IMPORTANT. EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF A SHARE OWNER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

By Order of the Board of Directors

/s/ Ernest S. Pinner
November 20, 2009	Ernest S. Pinner
Chairman, President and Chief Executive Officer

CENTERSTATE BANKS, INC.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 15, 2009

PROXY SOLICITATION AND VOTING

General

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of proxies from the shareholders of CenterState Banks, Inc. (“we,” “our,” or the “Company”) for use at a Special Meeting of Shareholders (the “Special Meeting”).

The enclosed proxy is for use at the Special Meeting if a shareholder is unable to attend the Special Meeting in person or wishes to have the holder’s shares voted by proxy, even if the holder attends the Special Meeting. Any proxy may be revoked by the person giving it at any time before its exercise, by notice to our Secretary, by submitting a proxy having a later date, or by such person appearing at the Special Meeting and electing to vote in person. All properly executed proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the Special Meeting in accordance with the directions given in the proxy. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock, for the proposal to grant the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting to approve the amendment to the Restated Articles of Incorporation, and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Special Meeting.

This proxy statement and the enclosed proxy are being mailed to our shareholders on or about November 20, 2009.

Record Date and Outstanding Shares

Our Board of Directors has set November 6, 2009, as the record date for the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting. As of the record date, there were 25,773,229 shares of our common stock issued and outstanding.

Quorum and Voting Rights

A quorum for the Special Meeting consists of the holders of the majority of our outstanding shares of common stock entitled to vote at the Special Meeting, present in person or represented by proxy. Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Special Meeting.

Each share of our common stock is entitled to one vote on each matter to come before the Special Meeting. If a quorum is present, the approval of the amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock and the proposal to grant the proxy holders discretionary authority to vote to adjourn the Special Meeting each requires the affirmative vote of a majority of the votes cast at the Special Meeting. As to the proposal to grant the proxy holders discretionary authority to adjourn the Special Meeting, neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Solicitation of Proxies

In addition to this solicitation by mail, our officers and employees and those of our banking subsidiaries, without additional compensation, may solicit proxies in favor of the proposal, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of our common stock where appropriate, and we will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Special Meeting will be borne by us.

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record. Instructions on how to access and review the Proxy materials on the Internet can be found on the Proxy Card or voting instruction form sent to shareholders of record.

PROPOSAL ONE

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF

INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK FROM 40,000,000 TO 100,000,000 SHARES

On November 3, 2009, the Company’s Board of Directors unanimously approved a resolution recommending that Article IV of its Restated Articles of Incorporation be amended to increase the number of shares of our authorized Common Stock to 100,000,000 shares from 40,000,000 shares, subject to the approval of the Company’s shareholders. We refer to this proposal as the “Common Stock Proposal.” No change is being proposed to the authorized number of shares of the Company’s preferred stock, which remain at five million shares.

The Common Stock Proposal

The Common Stock Proposal would amend Section A of Article IV of the Company’s Restated Articles of Incorporation to read in its entirety as follows with respect to total shares authorized and to increase the total shares of Common Stock authorized:

A. Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1) Common Stock. The aggregate number of shares of common stock (referred to in these Restated Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 100,000,000 with a par value of $0.01 per share.

(2) Preferred Stock. The aggregate number of shares of preferred stock (referred to in these Restated Articles of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 5,000,000 with no par value.

Reasons for the Common Stock Proposal

The reasons for the increase in the authorized shares of common stock is to facilitate the Company’s ability to raise additional capital and for other corporate purposes. Each of our banking subsidiaries is subject to capital-based regulatory requirements which place depository institutions in one of the following five categories based upon their capital levels and other supervisory criteria: (i) well capitalized; (ii) adequately capitalized; (iii) under capitalized; (iv) significantly under capitalized; and (v) critically under capitalized. To be well-capitalized, a bank must have a Tier 1 leverage capital ratio of at least 5%, a Tier 1 risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. Each of our banking subsidiaries meets the capital ratio of a well-capitalized bank. The bank regulatory agencies are encouraging financial institutions to maintain capital ratios in excess of the well-capitalized standards. The proposed amendment would increase the number of authorized shares of common stock by 60 million shares. The Board of Directors has determined that the Common Stock Proposal is desirable and in the shareholders’ best interest, since it would provide us additional flexibility by increasing the shares of common stock available for issuance from time to time for corporate purposes, including raising additional capital, acquisitions of other companies or their assets, and other distributions.

Effect of the Common Stock Proposal

Adoption of the Common Stock Proposal would not affect the rights of the holders of currently outstanding common stock. If additional authorized shares of common stock, or securities that are convertible into, or exchangeable or exercisable for shares of common stock are issued, our existing shareholders could, depending upon the price realized, experience dilution of book value per share, earnings per share and percentage ownership. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.

The Common Stock Proposal, if adopted, will ensure that the Company will continue to have an adequate number of authorized and unissued shares of common stock available for the foreseeable future uses as described above.

Outstanding Common Stock and Shares of Common Stock Available for Issuance

	As of November 6, 2009	Upon Effectiveness of Amendment

Shares of Common Stock Authorized	40,000,000	100,000,000

Shares of Common Stock Outstanding	25,773,229	25,773,229

Shares of Common Stock Reserved for Issuance *	1,941,322	1,941,322

Shares of Common Stock Available for Future Issuance *	12,285,449	72,285,449

*	The number of shares of Common Stock reserved for issuance reflects 1,241,082 shares of Common Stock subject to outstanding options and 700,240 shares of Common Stock that are available for future issuance under the Company’s 2007 Equity Incentive Plan.

The issuance of additional shares of common stock could be deemed under certain circumstances to have an anti-takeover effect where, for example, if the shares were issued to dilute the equity ownership and corresponding voting power of a shareholder or group of shareholders who may oppose the policies or strategic plan of the Company’s existing management. On this basis, the proposed increase in authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

This Proposal requires approval by the affirmative vote of no less than a majority of outstanding shares of Common Stock entitled to vote.

The Board of Directors unanimously recommends a vote “FOR” Proposal One.

PROPOSAL TWO

ADJOURNMENT OF THE SPECIAL MEETING

Proposal 2 would give the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days if there are not sufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal One. If the Company desires to adjourn the Special Meeting, the presiding officer of the Special Meeting will request a motion that the Special Meeting be adjourned for up to 120 days with respect to Proposal One (provided that a quorum is present at the Special Meeting), and no vote will be taken on Proposal One at the originally scheduled Special Meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for Proposal One.

Approval of this Proposal will allow the Company, to the extent that shares voted by proxy are required to approve a proposal to adjourn the Special Meeting, to solicit additional proxies to determine whether sufficient shares will be voted in favor of or against Proposal One. If the Company is unable to adjourn the Special Meeting to solicit additional proxies, Proposal One may fail, not because shareholders voted against the Proposal, but rather because there was not sufficient shares represented at the Special Meeting to approve Proposal One. The Company has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

This Proposal requires approval by the affirmative vote of a majority of votes cast at the Special Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal Two.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table presents information regarding beneficial ownership of our common stock as of November 6, 2009 by:

•	Each person known by us to own more than 5% of our voting common stock;

•	Each of our directors;

•	Each of our executive officers; and

•	All of our executive officers and directors as a group.

Directors	Amount and Nature of Beneficial Ownership (a)		Percentage of CenterState Common Stock (a)
James H. Bingham	155,778	(c)	0.60%
G. Robert Blanchard, Jr.	317,878	(d)	1.23%
C. Dennis Carlton	164,934	(e)	0.64%
Frank M. Foster, Jr.	47,331	(f)	0.18%
Bryan W. Judge	134,478	(g)	0.52%
Samuel L. Lupfer, IV	115,808	(h)	0.45%
Lawrence W. Maxwell	1,600,983	(i)	6.21%
Rulon D. Munns	9,248	(j)	0.04%
George Tierso Nunez II	7,200	(k)	0.03%
Thomas E. Oakley	206,331	(l)	0.80%
Ernest S. Pinner	299,892	(m)	1.15%
J. Thomas Rocker	63,248	(n)	0.25%
Gail Gregg-Strimenos	117,468	(o)	0.46%
Named Executive
Ernest S. Pinner	299,892	(m)	1.15%
James J. Antal	63,614	(p)	0.25%
John C. Corbett	61,556	(q)	0.24%
Timothy A. Pierson	58,460	(r)	0.23%
Thomas E. White	125,889	(s)	0.49%
All directors and executive officers as a group (19 persons)	3,612,000		13.74%
Other 5% owners
Wellington Management Co., LLP (b)	2,025,342		7.86%

(a)	Information relating to beneficial ownership of CenterState common stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from November 6, 2009. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, nominees and directors continuing in office are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as otherwise indicated, directors possessed sole voting and investment power as to all shares of CenterState common stock set forth opposite their names.
(b)	Information is as of September 30, 2009 as reported by Wellington Management Co., LLP on its SEC Form 13F filing. Wellington Management Co., LLP is located at 75 State Street, Boston, MA 02109.
(c)	James H. Bingham. The nature of his beneficial ownership is as follows: 56,934 shares are held by a trust he controls, 3,368 shares are owned jointly with his spouse, 484 shares are owned by his spouse, 3,222 shares are owned by a company he controls, 368 shares are owned by a dependent child, 90,202 shares are owned individually, including those held in his retirement account, and presently exercisable options for 1,200 shares.

(d)	G. Robert Blanchard, Jr. The nature of his beneficial ownership is as follows: 940 shares are owned individually, 309,034 shares are owned by a corporation he controls and presently exercisable options for 7,904 shares.
(e)	C. Dennis Carlton. The nature of his beneficial ownership is as follows: 81,206 shares are held by a Trust he controls, 83,528 shares are owned individually and presently exercisable options for 200 shares.
(f)	Frank M. Foster, Jr. The nature of his beneficial ownership is as follows: 25,076 shares are held by a trust he controls, 4,349 shares are owned individually, 10,002 shares are owned by his IRA account, and presently exercisable options for 7,904 shares.
(g)	Bryan W. Judge. The nature of his beneficial ownership is as follows: 16,960 shares are owned individually, 73,948 shares are owned jointly with his spouse, 42,370 are owned by a trust he controls, and presently exercisable options for 1,200 shares.
(h)	Samuel L. Lupfer, IV. The nature of his beneficial ownership is as follows: 97,208 shares are owned by a Trust he controls, 400 shares are owned by a dependent child and 17,000 shares are owned individually and presently exercisable options for 1,200 shares.
(i)	Lawrence W. Maxwell. The nature of his beneficial ownership is as follows: 13,408 shares are owned individually, 1,586,375 shares are owned jointly with spouse and presently exercisable options for 1,200 shares.
(j)	Rulon D. Munns. The nature of his beneficial ownership is as follows: 8,048 shares are owned jointly with spouse and presently exercisable options for 1,200 shares.
(k)	George Tierso Nunez II. The nature of his beneficial ownership is as follows: 6,000 shares are owned individually and presently exercisable options for 1,200 shares.
(l)	Thomas E. Oakley. The nature of his beneficial ownership is as follows: 153,266 shares are owned by a trust he controls, 690 shares are owned by a dependent child, 900 shares are owned by his spouse, 36,867 shares are owned individually and presently exercisable options for 14,608 shares.
(m)	Ernest S. Pinner. The nature of his beneficial ownership is as follows: 20,512 shares are owned individually and presently exercisable options for 279,380 shares.
(n)	J. Thomas Rocker. The nature of his beneficial ownership is as follows: 31,742 shares are owned individually including those held in his IRA account, 7,430 shares are owned jointly with his spouse, 18,876 shares are owned by his spouse, 4,000 shares owned by a trust he controls and presently exercisable options for 1,200 shares.
(o)	Gail Gregg-Strimenos. The nature of her beneficial ownership is as follows: 3,326 shares are owned individually, 19,972 shares are owned jointly with her spouse, 69,350 shares are owned by two companies she controls, and presently exercisable options for 24,820 shares.

(p)	James J. Antal. The nature of his beneficial ownership is as follows: 3,114 shares are owned jointly with his spouse, 5,000 shares owned individually and presently exercisable options for 55,500 shares.
(q)	John C. Corbett. The nature of his beneficial ownership is as follows: 5,000 shares are owned by his IRA account, 10,000 shares owned individually and presently exercisable options for 46,556 shares.
(r)	Timothy A. Pierson. The nature of his beneficial ownership is as follows: 11,262 shares are owned by a trust he controls, 1,386 shares are owned by his IRA account and presently exercisable options for 45,812 shares.
(s)	Thomas E. White. The nature of his beneficial ownership is as follows: 63,455 shares are owned individually, 40,434 shares are owned by a corporation he controls and presently exercisable options for 22,000 shares.

SHAREHOLDER PROPOSALS

A shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to the Secretary of the Company no later than the close of business on December 31, 2009. This submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in the Company’s stock transfer records), the number of Company shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interests that the shareholder (or any affiliate or associate) may have in the proposal. Submissions must be in accordance with the procedures and include the information required by the Company’s bylaws.

OTHER MATTERS

At the time of the preparation of this proxy statement, we were not aware of any matters to be presented for action at the Special Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Special Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

PROXY

CENTERSTATE BANKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints J. Wayne Stewart and John C. Corbett, and each or any of them, with full power of substitution, as proxies to represent and to vote, as designated on the reverse, all the shares of common stock of CenterState Banks, Inc. (the “Company”), held of record by the undersigned on November 6, 2009, at the Special Meeting of shareholders (the “Special Meeting”) to be held on December 15, 2009, or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

(To be signed on the reverse side)

☒    Please mark your

vote as in this example

1.	For approval of an amendment to the Company’s Restated Articles of Incorporation as described in the accompanying proxy statement.

FOR	AGAINST	ABSTAIN

2.	For approval to grant the proxy holders discretionary authority to vote to adjourn the Special meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal 1.

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such of the matters as may properly come before the Special Meeting.

This proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise. Unless otherwise specified, this proxy will be voted for both of the above proposals and in the discretion of the persons named as proxies on all other matters which may properly come before the Special Meeting or any adjournments thereof.

IMPORTANT

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Signature	Signature if held jointly

DATED:                 , 2009

Note: Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

☐ Please mark here if you intend to attend the Special Meeting of Shareholders.

A copy of this Proxy Statement and the Company’s most recent Annual Report are also available to shareholders via the Internet at http://www.centerstatebankproxy.com.